Exhibit 99.1

American Woodmark Announces Preliminary Fiscal Fourth Quarter and Fiscal Year Results

Preliminary Fiscal Fourth Quarter 2023 Financial Highlights:

•Net sales decreased 4.1% year-over-year to $481.1 million
•Net income increased 108% year-over-year to $30.1 million
•GAAP EPS of $1.80; Adjusted EPS of $2.21
•Adjusted EBITDA increased 46.7% year-over-year to $65.3 million
•Cash provided by operating activities $85.9 million, free cash flow of $61.9 million
•$65.0 million of term and revolver repayment

Preliminary Fiscal 2023 Financial Highlights:

•Net sales increased 11.3% year-over-year to $2,066.2 million
•GAAP EPS of $5.62; Adjusted EPS of $7.62
•Adjusted EBITDA increased 74.2% year-over-year to $240.4 million
•Cash provided by operating activities $196.7 million, free cash flow of $153.5 million
•$130.5 million of term and revolver repayment

WINCHESTER, Virginia (May 25, 2023) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced preliminary results for its fourth fiscal quarter ended April 30, 2023 and its fiscal year ended April 30, 2023.

“We delivered our anticipated strong financial performance in the fourth quarter of fiscal year 2023,” said Scott Culbreth, President and CEO. “Our free cash flow generation of $153.5 million in fiscal year 2023 is helping fund our internal investments for growth in fiscal year 2024. The strengthening in our operational performance throughout the year combined with the platform changes we began executing in fiscal year 2023, gives us the confidence that we can deliver strong margin performance in the dynamic market conditions.”

Preliminary Fourth Quarter Results

Net sales for the fourth quarter of fiscal 2023 decreased $20.6 million, or (4.1)%, to $481.1 million compared with the same quarter of the prior fiscal year. Net income was $30.1 million, or ($1.80 per diluted share) compared with $14.5 million or ($0.87 per diluted share) in the same quarter of the prior fiscal year. Net income for the fourth quarter of fiscal 2023 increased $15.6 million due to pricing better matching inflationary impacts, mix, reduced spending, and a pre-tax gain on debt modification of $2.1 million partially offset by a decrease in net sales. Adjusted EPS per diluted share was $2.21 for the fourth quarter of fiscal 2023 compared with $1.38 in the same quarter of the prior fiscal year. Adjusted EBITDA for the fourth quarter of fiscal 2023 increased $20.8 million, or 46.7%, to $65.3 million, or 13.6% of net sales, compared to $44.5 million, or 8.9% of net sales, for the same quarter of the prior fiscal year.

Preliminary Fiscal Year Results

Net sales for the fiscal year ended April 30, 2023, increased 11.3% to $2,066.2 million from the prior fiscal year. Net income for the current fiscal year was $93.7 million ($5.62 per diluted share) compared with net loss of $29.7 million ($1.79 per diluted share) for the prior fiscal year. Net income for fiscal 2023 increased primarily due to an increase in net sales largely as a result of price increases and increased efficiencies, and the absence of onetime pension settlement charges of $68.5 million related to the termination of the Company's pension plan in the prior year. Adjusted EPS per diluted share was $7.62 for the current fiscal year compared with $3.29 for the prior fiscal year. Adjusted EBITDA for the current fiscal year was $240.4 million, or 11.6% of net sales, compared to $138.0 million, or 7.4% of net sales, for the prior fiscal year.

Balance Sheet & Cash Flow

As of April 30, 2023, the Company had $41.7 million in cash plus access to $323.2 million of additional availability under its revolving credit facility. Also, as of April 30, 2023, the Company had $206.3 million in term loan debt and $163.8 million drawn on its revolving credit facility.
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AMWD Announces Preliminary Fourth Quarter Results

May 25, 2023

Cash provided by operating activities for the current fiscal year was $196.7 million and free cash flow totaled $153.5 million. The Company paid down a net of $31.3 million of its term loan and $99.3 million of its revolving credit facility during the current fiscal year.

Preliminary Financial Results

The financial results herein are unaudited, based on information available to management as of the date of this release and deemed preliminary until we file our Annual Report on Form 10-K in late June. One matter that could impact our financial results for the fourth quarter and fiscal year ending April 30, 2023 relates to a final determination around the treatment of antidumping and countervailing duties for imported Vietnamese plywood, which we have previously disclosed. If a final determination is made by the United States Department of Commerce to include two of the Company’s Vietnamese plywood vendors on the ineligible for certification list, it could impact our financial statements for the fiscal fourth quarter and full year results. Net income (and the non-GAAP financial numbers derived from net income) could be impacted and therefore should be considered estimates, however net sales will not change. The Company estimates the maximum potential impact on net income (and the non-GAAP financial numbers derived from net income) for prior purchases related to these duties to be an additional charge of approximately $4.0 million, net of tax. A final determination is currently scheduled to be made prior to the filing of the Company's Form 10-K and if the Company's two Vietnamese plywood vendors are included, the Company plans to vigorously appeal such determination.

Fiscal 2024 Financial Outlook

For fiscal 2024 the Company expects:

•Low double digit net sales decline year-over-year
•Adjusted EBITDA in the range of $205 million to $225 million

“Our teams improved Adjusted EBITDA by 46.7% to $65.3 million, or 13.6%, despite the decline in sales of 4.1% during the fourth quarter of fiscal 2023. Our team delivered on the commitment to improving our results and our fiscal year Adjusted EBITDA improved 74.2% to $240.4 million, or 11.6%,” said Paul Joachimczyk, Senior Vice President and Chief Financial Officer. “Given our strong performance in the back half of fiscal year 2023, we are confident in our fiscal year 2024 outlook with EBITDA in the range of $205 million to $225 million.”

Our Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include restructuring costs, interest expense, stock-based compensation expense, and certain tax items. Our management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict, and may be highly variable. As a result, the Company does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 10,000 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those

AMWD Announces Preliminary Fourth Quarter Results

May 25, 2023

expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2023	2022	2023	2022

Net sales	$481,095	$501,706	$2,066,200	$1,857,186
Cost of sales & distribution	384,392	431,977	1,708,676	1,630,742
Gross profit	96,703	69,729	357,524	226,444
Sales & marketing expense	22,821	24,801	94,602	92,555
General & administrative expense	33,916	25,909	125,045	97,547
Restructuring charges, net	215	—	1,525	183
Operating income	39,751	19,019	136,352	36,159
Interest expense, net	3,216	2,988	15,994	10,189
Pension settlement, net	(55)	(979)	(7)	68,473
Other (income) expense, net	850	(58)	(232)	476
Net gain on debt modification	(2,089)	—	(2,089)	—
Income tax (benefit) expense	7,688	2,544	28,963	(13,257)
Net income (loss)	$30,141	$14,524	$93,723	$(29,722)

Earnings (Loss) Per Share:
Weighted average shares outstanding - diluted	16,735,892	16,611,457	16,685,359	16,592,358

Net income (loss) per diluted share	$1.80	$0.87	$5.62	$(1.79)

AMWD Announces Preliminary Fourth Quarter Results

May 25, 2023

Condensed Consolidated Balance Sheet
(Unaudited)
	April 30,
	2023	2022

Cash & cash equivalents	$41,732	$22,325
Customer receivables	119,163	156,961
Inventories	190,699	228,259
Other current assets	16,661	21,112
Total current assets	368,255	428,657
Property, plant & equipment, net	219,415	213,808
Operating lease assets, net	99,526	108,055
Customer relationship intangibles, net	30,444	76,111
Goodwill	767,612	767,612
Other assets	33,546	38,253
Total assets	$1,518,798	$1,632,496

Current portion - long-term debt	$2,263	$2,264
Short-term operating lease liabilities	24,778	21,985
Accounts payable & accrued expenses	151,083	191,979
Total current liabilities	178,124	216,228
Long-term debt	369,396	506,732
Deferred income taxes	11,930	38,340
Long-term operating lease liabilities	81,370	95,084
Other liabilities	4,190	3,229
Total liabilities	645,010	859,613
Stockholders' equity	873,788	772,883
Total liabilities & stockholders' equity	$1,518,798	$1,632,496

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Twelve Months Ended
	April 30,
	2023	2022

Net cash provided by operating activities	$196,727	$24,445
Net cash used by investing activities	(43,227)	(51,572)
Net cash used by financing activities	(134,093)	(41,619)
Net increase (decrease) in cash and cash equivalents	19,407	(68,746)
Cash and cash equivalents, beginning of period	22,325	91,071

Cash and cash equivalents, end of period	$41,732	$22,325

AMWD Announces Preliminary Fourth Quarter Results

May 25, 2023

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts, (10) net gain/loss on debt forgiveness and modification, and (11) pension settlement charges. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain/loss on debt forgiveness and modification, (5) pension settlement charges, and (6) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain/loss on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces Preliminary Fourth Quarter Results

May 25, 2023

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
(in thousands)	2023	2022	2023	2022

Net income (loss) (GAAP)	$30,141	$14,524	$93,723	$(29,722)
Add back:
Income tax (benefit) expense	7,688	2,544	28,963	(13,257)
Interest expense, net	3,216	2,988	15,994	10,189
Depreciation and amortization expense	11,499	12,486	48,077	50,939
Amortization of customer relationship intangibles and trademarks	11,417	11,417	45,667	45,667
EBITDA (Non-GAAP)	$63,961	$43,959	$232,424	$63,816
Add back:
Acquisition and restructuring related expenses (1)	20	20	80	80
Non-recurring restructuring charges, net (2)	215	—	1,525	183
Pension settlement	(55)	(979)	(7)	68,473
Net gain on debt modification	(2,089)	—	(2,089)	—
Change in fair value of foreign exchange forward contracts (3)	904	7	—	—
Stock-based compensation expense	2,147	1,309	7,396	4,708
Loss on asset disposal	171	181	1,050	697
Adjusted EBITDA (Non-GAAP)	$65,274	$44,497	$240,379	$137,957

Net Sales	$481,095	$501,706	$2,066,200	$1,857,186
Net income margin (GAAP)	6.3%	2.9%	4.5%	(1.6)%
Adjusted EBITDA margin (Non-GAAP)	13.6%	8.9%	11.6%	7.4%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs that occurred during the third and fourth quarters of fiscal 2023 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) In the normal course of business, the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.

AMWD Announces Preliminary Fourth Quarter Results

May 25, 2023

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
(in thousands, except share data)	2023	2022	2023	2022

Net income (loss) (GAAP)	$30,141	$14,524	$93,723	$(29,722)
Add back:
Acquisition and restructuring related expenses	20	20	80	80
Non-recurring restructuring charges, net	215	—	1,525	183
Pension settlement	(55)	(979)	(7)	68,473
Amortization of customer relationship intangibles and trademarks	11,417	11,417	45,667	45,667
Net gain on debt modification	(2,089)	—	(2,089)	—
Tax benefit of add backs	(2,589)	(2,106)	(11,791)	(29,859)
Adjusted net income (Non-GAAP)	$37,060	$22,876	$127,108	$54,822

Weighted average diluted shares (GAAP)	16,735,892	16,611,457	16,685,359	16,592,358
Add back: potentially anti-dilutive shares (1)	—	—	—	48,379
Weighted average diluted shares (Non-GAAP)	16,735,892	16,611,457	16,685,359	16,640,737

EPS per diluted share (GAAP)	$1.80	$0.87	$5.62	$(1.79)
Adjusted EPS per diluted share (Non-GAAP)	$2.21	$1.38	$7.62	$3.29
(1) Potentially dilutive securities for the twelve-month period ended April 30, 2022 have not been considered in the GAAP calculation of net loss per shares as effect would be anti-dilutive.

Free Cash Flow

	Twelve Months Ended
	April 30,
	2023	2022

Cash provided by operating activities	$196,727	$24,445
Less: Capital expenditures (1)	43,270	51,582
Free cash flow	$153,457	$(27,137)

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Preliminary Fourth Quarter Results

May 25, 2023

Net Leverage

Twelve Months Ended
April 30,
(in thousands)	2023

Net income (GAAP)	$93,723
Add back:
Income tax expense	28,963
Interest expense, net	15,994
Depreciation and amortization expense	48,077
Amortization of customer relationship intangibles and trademarks	45,667
EBITDA (Non-GAAP)	$232,424
Add back:
Acquisition and restructuring related expenses (1)	80
Non-recurring restructuring charges, net (2)	1,525
Pension settlement	(7)
Net gain on debt modification	(2,089)
Stock-based compensation expense	7,396
Loss on asset disposal	1,050
Adjusted EBITDA (Non-GAAP)	$240,379

As of
April 30,
2023
Current maturities of long-term debt	$2,263
Long-term debt, less current maturities	369,396
Total debt	371,659
Less: cash and cash equivalents	(41,732)
Net debt	$329,927

Net leverage (3)	1.37

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs that occurred during the third and fourth quarters of fiscal 2023.
(3) Net debt divided by Adjusted EBITDA for the twelve months ended April 30, 2023.

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

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